EXHIBIT 10(h)

                            MANAGEMENT INCENTIVE PLAN

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                                                                   EXHIBIT 10(h)
                            DARDEN RESTAURANTS, INC.
                            MANAGEMENT INCENTIVE PLAN
                          (as amended to June 21, 1999)

                                     PART I

                               GENERAL PROVISIONS

A.   OBJECTIVE OF THE PLAN

     It is the intent of Darden Restaurants, Inc. (the "Company") to provide financial rewards to key executives in recognition of individual contributions to the success of the Company under the provisions of this Management Incentive Plan (the "Plan").

     Participant awards shall be based on the comparative impact of the position to the overall corporate results as measured by the position level, salary of the Participant, and the degree to which the individual is able to affect division/subsidiary, group and corporate results.

B.   ELIGIBILITY

     Any active key management employee of the Company or any of its subsidiaries, including such members of the Board and the Chairman as are actively employed by the Company or its subsidiaries, shall be eligible to participate in the Plan. Eligibility shall not carry any rights to participation nor to any fixed awards under the Plan.

     Employees on a commission basis, those who are members of any other company incentive compensation plan, except the Stock Option and Long-Term Incentive Plans of the Company, and persons acting in a consulting capacity shall not be eligible.

C.   PARTICIPATION

     As early as possible in each fiscal year (the "Plan Year"), management shall recommend from those eligible a list of proposed Participants in the Plan, and the Compensation Committee of the Board of Directors (the "Committee") thereupon shall determine and cause to be notified those who have been selected as Participants for the current Plan Year. Participants shall be those persons holding positions which most significantly affect operating results and provide the greatest opportunity to contribute to current earnings and the future success of the Company. During the year, other Participants may be added because of promotion or for other reasons warranting their inclusion, or Participants may be excluded from active participation because of demotion or other reasons warranting their exclusion.

                                     PART II

                                BASE CASH AWARDS

     The size of a Participant's base cash incentive award ("Base Cash Award") under this Plan shall be preliminarily determined by the following formula:

         (Eligible Base Salary Earnings) x (Target Incentive Percent) x
      (Individual Performance Rating) x (Corporate/Unit Composite Rating) =
                                (Base Cash Award)

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A.   ELIGIBLE BASE SALARY EARNINGS

     The Eligible Base Salary Earnings is the total amount of regular base pay actually paid to a Plan Participant during the portion of the year the Participant is covered by the Plan.

B.   TARGET INCENTIVE PERCENT

     The Target Incentive Percent shall be determined by the Senior Vice President-Human Resources using the following guidelines:

     The Target Incentive Percent will be determined based on job level at the time participation in the Plan commences. Persons transferred to a higher or lower job level during a Plan Year will have their Target Incentive Percent revised as of the effective date of the change in position.

C.   INDIVIDUAL PERFORMANCE RATING

     Individual performance for the Plan Year will be determined as follows:

     1. At the beginning of each Plan Year, each Participant will develop written objectives for the year which are directly related to specific job accountabilities.

     2. The individual objectives will be reviewed with each Participant's supervisor for acceptance and will become the primary basis for establishing the Individual Performance Rating for the year. For the Chief Executive Officer, such objectives will be reviewed and approved by the Committee.

     3. Near the end of each Plan Year, each Participant will submit to his or her supervisor, a Summary of Accomplishments related to individual performance during the year. Based on this information and other information related to individual performance or job accountabilities, the supervisor will assign an individual rating from the following range:

                0.00  -   .55                 Unsatisfactory Performance
                 .60  -   .85                 Needs Improvement
                 .90  -  1.15                 Successful Performance
                1.20  -  1.45                 Highly Successful Performance
                      -  1.50                 Exceptional Performance

D.   UNIT/CORPORATE PERFORMANCE RATING

     1.   Unit Rating

          Near the end of the Plan Year, each Participant will submit to his or her supervisor, a Unit Achievement Summary, which outlines the performance of his or her respective unit during the Plan Year and relates directly to annual program, the Company's long-range plans and other key operating objectives. This Unit Achievement Summary will be used, along with other information related to unit performance, in establishing a unit rating with a range of .0 (Unsatisfactory) to 2.0 (Outstanding and Exceptional Performance) in the same manner or ratings for Individual Performance Ratings.

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     2.   Corporate Rating

          At the beginning of each Plan Year, the Committee shall establish a rating schedule based upon the Company's growth in Earnings Per Share (Pre-LIFO) and the Company's Return on Capital for the Plan Year. Based on this schedule, the Committee will, at the end of each Plan Year, establish a corporate rating for the year. Individual and unit ratings will be recommended by the Participant's manager and reviewed by one additional level of management. All individual and unit ratings for Plan Participants will be submitted to the Company's Incentive Committee for review and approval.

     3.   Special Projects

          The Committee, pursuant to the provision of this Plan, may also designate a Participant as a member of a Special Project and the minimum and maximum ratings for such a Special Project. If so designated, such a Participant may be allowed or required to defer up to 100% of each Plan Year's incentive award during the term of the Special Project, such deferred percentage being within a range set by management. This deferred amount shall be increased or decreased at the completion or termination of the project by a final Special
          Project multiplier of between 0.0 and 4.0 as determined by the Committee.

     4.   Unit/Corporate Weightings

          The ratings established in 1., 2. and 3. above shall be weighted based on job level according to the following schedule:

                                                     Corporate        Unit
                                                      Portion        Portion

               Senior Corporate Officers                100%             0%
               Vice Chairman                            100%             0%
               Restaurant Concept Presidents             20%            80%
               Restaurant Senior Officer                 10%            90%
               Restaurant Concept Officers                0%           100%
               Corporate Staff Officers                 100%             0%
               Special Projects                           0%   (to*)   100%

          * Percentage to be set by Committee action for each project.


E.   REVIEW AND APPROVAL OF RATINGS

     All individual and unit ratings will be determined by the Participant's manager and reviewed and approved by one additional level of management. In addition, the Incentive Committee shall review and approve all ratings prior to their submissions to the Committee.

     The final ratings and incentive award amounts shall be reviewed and approved by the Committee which shall have full authority and discretion to set all final Base Cash Awards.

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                                    PART III

                            STOCK MATCHING PROVISIONS

A.   ALTERNATIVES FOR PARTICIPATION IN STOCK MATCHING

     Subject to the provisions set forth below (the "Stock Matching Provisions"), Participants under age 55 are eligible to receive additional incentive compensation in the form of common stock of the Company ("Common Stock") contributed by the Company ("Stock Matching") under the terms of the Company's Stock Option and Long-Term Incentive Plans, and Participants age 55 or over may elect to receive all or a portion of their additional incentive compensation in the form of Stock Matching and/or an "Additional Cash Award."

     1. Participants under age 55 as of the last day of the Plan Year are eligible to participate in the Stock Matching Provisions of the Plan by depositing shares of Common Stock with a Fair Market Value equal to either 15% or 25% of their Base Cash Award, depending on job level.

     2. Participants age 55 or over as of the last day of the Plan Year may elect full, partial, or no participation in the Stock Matching Provisions according to the following schedule:

                                   25% Match                                 15% Match
                     -------------------------------------     ------------------------------------
                     Fair Market Value of                      Fair Market Value of
 Level of Stock          Shares to be                              Shares to be
    Matching          Deposited as % of         Additional      Deposited as % of        Additional
 Participation         Base Cash Award          Cash Award       Base Cash Award         Cash Award
 -------------       --------------------       ----------     --------------------      ----------
Full Participation           25%                     0%                15%                    0%


Partial                      15%                     6%                 9%                    3%
Participation                10%                     9%                 6%                    5%
                              5%                    12%                 3%                    7%
No Participation
in Stock Matching             0%                    15%                 0%                    9%

     3. On or before the December 31 immediately preceding the end of the Plan Year, Participants must notify the Company in writing of the applicable participation alternatives elected under the Stock Matching Provisions. Elections regarding Stock Matching participation are effective for the current Plan Year.

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B.   PARTICIPATION IN STOCK MATCHING

     1. The Company shall notify each Participant who participates in the Stock Matching Provisions of the maximum number of shares of Common Stock which they are permitted to deposit under the Plan, and Participants may choose to deposit all or any portion of the number of shares so permitted to be deposited (the "Original Deposit"). Participants can make their Original Deposit at any time after they receive their Base Cash Award, but Participants must deposit such shares with the Company (the "Agent") no later than the December 31 immediately following the end of the Plan Year.

     2. Any Participant who dies, retires on or after age 65, elects early retirement after age 55, or is permanently disabled and unable to work as determined by the Committee, either during a Plan Year or prior to the final date for depositing the Original Deposit shares for such Plan Year (December 31), shall not be eligible to participate in the Stock Matching Provisions, but instead, such Participant, or the Participant's legal representative, shall receive an Additional Cash Award for the Plan Year in an amount equal to fifteen percent (15%) or twenty-five percent (25%) of any Base Cash Award paid or payable for that Plan Year.

C.   DISTRIBUTIONS AND WITHDRAWALS

     1.   Restricted Stock

          As soon as practical following the Original Deposit by a Participant, the Company shall, under the terms of the Company's Stock Option and Long Term Incentive Plans, match these shares and either deposit with the Agent for the Participant's account one share of Common Stock for each share of the Original Deposit or evidence issuance of one share of Common Stock for each share of the Original Deposit in book entry form as reflected on the master stockholder records of the Company. The Company matching shares (the "Restricted Stock") shall vest and be delivered to the Participant in accordance with the terms of the plan under which they are issued and as determined by the Committee.

     2.   Temporary Withdrawal for Option Exercise

          A Participant may temporarily withdraw all or a portion of the shares on deposit for all Plan Years (other than Restricted Stock) in order to exercise Company stock options, subject to an equal number of shares of Common Stock being promptly redeposited with the Agent after such exercise.

D.   DEFINITION OF PLAN YEAR

     For stock matching purposes, the Plan Year shall be defined as the Company's fiscal year.

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                                     PART IV

                  DEFERRAL OF PAYMENT OF CASH INCENTIVE AWARDS

Subject to rules adopted by the Committee, a Participant may elect to defer all or a portion of a Base Cash Award and any additional cash award received
(collectively "Cash Award") during each calendar year in accordance with the terms and conditions of the Company's FlexComp Plan.

In order to defer all or a portion of the Cash Award for a particular calendar year, a Participant must make a valid election by executing and filing a Deferral Election Form with the Company on or before the December 31 immediately preceding the end of the Plan Year.

                                     PART V

                               PLAN ADMINISTRATION

This Plan shall be effective in each fiscal year of the Company and shall be administered by the Committee and the Committee shall have full authority to interpret the Plan. Such interpretations of the Committee shall be final and binding on all parties, including the Participants, survivors of the Participant, and the Company.

The Committee shall have the authority to delegate the duties and responsibilities of administering the Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper.

The Board, or if specifically delegated, its delegate, may amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect any accrued benefit under the Plan to which a Participant, or the Participant's beneficiary, is entitled prior to the date of such amendment or termination, unless the Participant, or the Participant's beneficiary, becomes entitled to an amount equal to the value of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, no amendment, modification, or termination which would affect benefits accrued under this Plan prior to such amendment, modification or termination may occur after a Change of Control without the written consent of a majority of the Participants determined as of the day before such Change of Control.

A Change of Control shall mean the occurrence of any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becoming, directly or indirectly, the beneficial owner of twenty percent (20%) or more of the shares of stock of the Company entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Company's Board of Directors; or

     (c) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

In the event the Company shall effect one or more changes, split-ups or combinations of shares of Common Stock or one or more other like transactions, the Board or the Committee may make such adjustment, upward or downward, in the number of shares of Common Stock to be deposited by the Participants as shall appropriately reflect the effect of such transactions.

In the event the Company shall distribute shares of a subsidiary of the Company to its stockholders in a spin-off transaction, the shares of stock of the subsidiary distributed to Participants which are attributable to Restricted Stock shall be vested and delivered to the Participants subject to any specific instructions of the Committee.

Neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the laws of the State of Florida.

Effective as of June 21, 1999.